Exhibit 10.15

Performance-Based Award Agreement
Double Trigger

NORTHERN OIL AND GAS, INC.
2013 INCENTIVE PLAN

Restricted Stock Award Agreement

Northern Oil and Gas, Inc. (the “Company”), pursuant to its 2013 Incentive Plan (the “Plan”), hereby grants an award of Restricted Stock to you, the Participant named below. The Restricted Stock Award is governed by this Restricted Stock Award Agreement (this “Agreement”), consisting of this cover page and the Terms and Conditions and Exhibit A on the following pages, and the Plan document, a copy of which has been provided to you. Unless otherwise indicated herein, to the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:
Number of Shares of Restricted Stock:	Grant Date:

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your rights and obligations in connection with this Restricted Stock Award; provided, however, that to the extent any term of this Agreement is inconsistent with the terms of any then-effective written employment or severance agreement between you and the Company or any Affiliate, such written employment or severance agreement shall govern (so long as not in violation of the Plan). You acknowledge that you have had an opportunity to have this Agreement and the Plan reviewed by your legal and tax advisers, and hereby attest that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents or Affiliates. You hereby agree that all questions of interpretation and administration relating to this Agreement and the Plan shall be solely resolved by the Committee.

PARTICIPANT:	NORTHERN OIL AND GAS, INC.
By: Name: Title:

Northern Oil and Gas, Inc.
2013 Incentive Plan
Restricted Stock Award Agreement

Terms and Conditions

1.
Grant of Restricted Stock. The Company hereby grants to you, as of the Grant Date specified on the cover page of this Agreement and subject to the terms and conditions in this Agreement and the Plan, an Award of the number of Shares of Restricted Stock specified on the cover page of this Agreement. Unless and until these Shares vest as provided in Section 4 below, they are subject to the restrictions specified in Section 3 of this Agreement and are referred to as “Restricted Shares.”

2.
Delivery of Restricted Shares. As soon as practicable after the Grant Date, the Company will issue one or more certificates for, or cause its transfer agent to maintain a book entry account reflecting the issuance of, the Restricted Shares in your name. The Secretary of the Company, or the Company's transfer agent, will hold the certificate(s) for the Restricted Shares, or cause such Restricted Shares to be maintained as restricted shares in a book entry account, until the Restricted Shares either vest as provided in Section 4 or are forfeited as provided in Section 6. Any certificate(s) issued for Restricted Shares will bear the legend specified in Section 10, and any book entry accounts that reflect the issuance of such Restricted Shares will be accompanied by comparable stop transfer instructions. Your right to receive this Restricted Stock Award is conditioned upon your execution and delivery to the Company of all stock powers or other instruments of assignment that may be necessary to permit transfer to the Company of all or a portion of the Restricted Shares if such Restricted Shares are forfeited in whole or in part.

3.	Applicable Restrictions.

(a)    Beginning on the Grant Date, you shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares except as follows (the “Restrictions”):

(i)	dividends and other distributions declared and paid with respect to the Restricted Shares before they vest shall be subject to Section 3(c);

(ii)
none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered, subjected to a levy or attachment or disposed of before they vest other than a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan; and

(iii)	all or a portion of the Restricted Shares may be forfeited in accordance with Section 6.

(b)    Any attempt to transfer or dispose of any Restricted Shares in a manner contrary to the Restrictions shall be void and of no effect.

(c)    You will be entitled to receive regular cash dividends with respect to outstanding Restricted Shares, but any other dividends or distributions payable or distributable with respect to outstanding Restricted Shares, including any Shares or other property or securities distributable as the result of any equity restructuring or other change in corporate capitalization described in Section 12(a) of the Plan, shall be retained and held by the Company subject to the same Restrictions, performance and vesting conditions and any other terms of this Agreement to which the underlying Restricted Shares are subject. At the time the underlying Restricted Shares vest, the Company shall deliver to you (without interest) the portion of such retained dividends and distributions that relate to the Shares that have vested. In the event that the underlying Restricted Shares are forfeited, the portion of such retained dividends and distributions that relate to such Shares shall also be forfeited.

4.	Vesting of Restricted Shares.

(a)Scheduled Vesting. If you remain a Service Provider continuously from the Grant Date specified on the cover page of this Agreement, then the Restricted Shares will vest in accordance with the performance criteria and vesting schedule set forth on Exhibit A.

(b)Accelerated Vesting. Notwithstanding Section 4(a), any Restricted Shares that have not previously been vested or forfeited will vest in full upon the earliest to occur of:

(1)	the termination of your Service because of your death or Disability;

(2)
the involuntary termination of your Service for reasons other than Cause, or your voluntary termination of your Service for Good Reason, in either case occurring on or within 12 months after a Corporate Transaction under the circumstances described in Section 12(b)(1) of the Plan or on or within 12 months after a Change in Control that does not involve a Corporate Transaction;

(3)
a Corporate Transaction that occurs while you continue to be a Service Provider and that does not entail the continuation, assumption or replacement of this Restricted Stock Award as contemplated by Section 12(b)(2) of the Plan; or

(4)	any accelerated vesting provided for in any then-current written employment or severance agreement between the Company and you.

For the purposes of this Section 4(b), “Cause” and “Good Reason” shall have the meanings ascribed to them in any then-current written employment or severance agreement between the Company and you. If there is no such agreement, or such terms are not defined in any such agreement, then (i) “Cause” shall have the meaning ascribed to it under the Plan and (ii) “Good Reason” shall mean any of the following acts by the Company (or the Affiliate to which you provide Service) which occur without your written consent: (A) a material diminution of your authority or duties (including, without limitation, the continuous assignment to you of any duties materially inconsistent with your position with the Company, or a material diminution in the nature or status of your responsibilities); (B) a material diminution of your base compensation; (C) any requirement that you move your regular office to a location more than one hundred (100) miles from the Company's current headquarters as of the Grant Date; or (D) any material breach by the Company of any then-current written employment or severance agreement between the Company and you; provided that, if relying on the foregoing definition of “Good Reason,” Good Reason shall not exist unless you have first provided written notice to the Company of the occurrence of one or more of the conditions under clauses (A) through (D) of this paragraph within 90 days of the condition’s initial occurrence, and such condition is not fully remedied by the Company within 30 days after the Company’s receipt of written notice from you.

5.
Release of Unrestricted Shares. Upon the vesting of Restricted Shares and the corresponding lapse of the Restrictions, and after the Company has determined that all conditions to the release of unrestricted Shares, including Section 8 of this Agreement, have been satisfied, it shall release to you the unrestricted Shares, as evidenced by issuance of a stock certificate without restrictive legend, by electronic delivery of such Shares to a brokerage account designated by you, or by an unrestricted book-entry registration of such Shares with the Company’s transfer agent.

6.
Forfeiture of Restricted Shares. Subject to Section 4(b) and the terms of any then-effective written employment or severance agreement between you and the Company, if your Service terminates before all of the Restricted Shares have vested, or if you attempt to transfer Restricted Shares in a manner contrary to the Restrictions, you will immediately forfeit all unvested Restricted Shares, which shall be returned to the Company for cancellation. In addition, at such time as the Compensation Committee determines performance relative to the performance-based vesting conditions as described on Exhibit A hereto, any Restricted Shares that may no longer vest as a result of the level of performance that has been achieved shall be immediately forfeited and returned to the Company for cancellation.

7.
83(b) Election. You may make and file with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares hereunder, electing to include in your gross income as of the Grant Date the Fair Market Value of the Restricted Shares as of the Grant Date. You shall promptly provide a copy of such election to the Company. If you make and file such an election, you shall make such arrangements in accordance with Section 8 as are satisfactory to the Committee to provide for the timely payment of all applicable withholding taxes. You are strongly encouraged to seek the advice of your own tax consultants in connection with the Restricted Shares granted pursuant to the Plan and this Agreement, and the advisability of filing an election under Section 83(b) of the Code.

YOU ACKNOLWEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY'S OR ANY AFFILIATE TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY, AFFILIATE OR THEIR REPRESENTATIVE TO MAKE THIS FILING ON YOUR BEHALF.

8.
Withholding Taxes. You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy any federal, state, local or foreign withholding taxes that may be due as a result of the receipt or vesting of Restricted Shares, and the Company may defer the release to you of any and all unrestricted Shares until you have made arrangements acceptable to the Company for payment of all such withholding taxes in accordance with the provisions of Section 14 of the Plan. You may satisfy some or all of such withholding tax obligations by delivering Shares you already own or by forfeiting and directing the Company to retain a portion of the unrestricted Shares that would otherwise be released to you.

9.
Legality of Initial Issuance. No Restricted Shares shall be issued unless and until the Committee has determined that: (i) you and the Company have taken all actions required to register the Restricted Shares under the Securities Act of 1933 or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Restricted Shares are listed have been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.

10.	Restrictive Legend. Any certificate representing Restricted Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER, AND THE POSSIBLE FORFEITURE OF SUCH SHARES TO NORTHERN OIL AND GAS, INC. WITHOUT CONSIDERATION, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN NORTHERN OIL AND GAS, INC. AND THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE REGISTERED OWNER.
You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Shares that have purportedly been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares shall have been purportedly sold or transferred in violation of any of the provisions of this Agreement.

11.
Governing Plan Document. This Agreement and the Restricted Stock Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. Any question or dispute regarding the interpretation of this Agreement or the receipt of the Restricted Shares or Shares hereunder shall be submitted by you to the Committee. The resolution of such dispute by the Committee shall be final and binding on all parties.

12.
Governing Law/Venue. This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles). Each party to this Agreement hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts in Minnesota, for the purposes of any proceeding arising out of or based upon this Agreement.

13.	Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

14.
Continued Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

15.
Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or email of a PDF, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

16.
Construction; Severability. The captions used in this Agreement are inserted for convenience and in no way define, limit or interpret the scope of this Agreement or of a particular section. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

17.
Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

18.
Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, fax 952-476-9801, and all notices or communications by the Company to you may be given to you personally or may be mailed or emailed to you at the applicable address indicated in the Company's records as your most recent mailing or email address.

By signing the cover page of this Agreement or otherwise accepting this Award in a manner approved by the Company, you agree to all the terms and conditions contained in this Agreement and in the Plan document.